Exhibit 10
INDEMNIFICATION AGREEMENT
          This Indemnification Agreement, dated as of ___, 2006, is entered into by and between S1 Corporation, a Delaware corporation (the “Corporation”), and                      (the “Indemnitee”).
RECITALS
          A. The Corporation recognizes that competent and experienced persons are increasingly reluctant to serve or to continue to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance or indemnification, or both;
          B. The Corporation believes that the interests of the Corporation and its stockholders would best be served by a combination of liability insurance presently available to the Corporation and the indemnification by the Corporation of the directors and officers of the Corporation;
          C. The Board of Directors has determined that contractual indemnification as set forth herein is not only reasonable and prudent but also promotes the best interests of the Corporation and its stockholders;
          D. The Corporation desires and has requested Indemnitee to serve or continue to serve as a director or officer of the Corporation, or a Subsidiary of the Corporation, free from undue concern for unwarranted claims for damages arising out of or related to such services to the Corporation; and
          E. Indemnitee is willing to serve, continue to serve or to provide additional service for or on behalf of the Corporation on the condition that he is furnished the indemnity provided for herein.
AGREEMENT
          NOW, THEREFORE, in consideration of Indemnitee continuing to serve the Corporation and of the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
     Section 1 Generally.
     To the fullest extent permitted by the laws of the State of Delaware:
          (a) The Corporation shall indemnify Indemnitee if Indemnitee was or is a party to or witness or other participant or is threatened to be made a party to or witness or other participant to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation), by reason of the fact that Indemnitee is or was or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of the Corporation, or any Subsidiary, by reason of any action or inaction on the part of the Indemnitee while serving as a director or officer of the Corporation, or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees and costs), judgments, fines, any interest, assessments, and other charges and amounts paid in settlement (if such settlement is approved by the Corporation, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to a criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. For the avoidance of doubt, the foregoing indemnification obligation includes, without limitation, claims for monetary damages against Indemnitee in respect of an alleged breach of fiduciary duties, to the fullest extent permitted under Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) as in existence on the date hereof.
          (b) Notwithstanding the foregoing provisions of this Section 1, in the case of any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Corporation, or while serving as a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
          (c) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.
     Section 2 Successful Defense; Partial Indemnification. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 hereof or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. For purposes of this Agreement and without limiting the foregoing, to the fullest extent permitted by law, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.
     If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any action, suit, proceeding or investigation, or in defense of any claim, issue or matter therein, and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which Indemnitee is entitled.

     Section 3 Determination That Indemnification Is Proper. Any indemnification hereunder shall (unless otherwise ordered by a court) be made by the Corporation unless a determination is made that indemnification of such person is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 1(a) hereof. Any such determination shall be made (i) by a majority vote of the directors who are not parties to the action, suit or proceeding in question (“disinterested directors”), even if less than a quorum, (ii) by a majority vote of a committee of disinterested directors designated by majority vote of disinterested directors, even if less than a quorum, (iii) by a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote on the matter, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (iv) by independent legal counsel, or (v) by a court of competent jurisdiction.
     Section 4 Advance Payment of Expenses; Notification and Defense of Claim.
          (a) Expenses (including attorneys’ fees) incurred by Indemnitee in defending a threatened or pending civil, criminal, administrative or investigative action, suit or proceeding, or in connection with an enforcement action pursuant to Section 5(b), shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding within twenty (20) days after receipt by the Corporation of (i) a statement or statements from Indemnitee requesting such advance or advances from time to time, and (ii) an undertaking by or on behalf of Indemnitee to repay such amount or amounts, only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation as authorized by this Agreement or otherwise. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment. Advances shall be unsecured and interest-free.
          (b) Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if a claim thereof is to be made against the Corporation hereunder, notify the Corporation of the commencement thereof. The failure to promptly notify the Corporation of the commencement of the action, suit or proceeding, or Indemnitee’s request for indemnification, will not relieve the Corporation from any liability that it may have to Indemnitee hereunder, except to the extent the Corporation is prejudiced in its defense of such action, suit or proceeding as a result of such failure.
          (c) In the event the Corporation shall be obligated to pay the expenses of Indemnitee with respect to an action, suit or proceeding, as provided in this Agreement, the Corporation, if appropriate, shall be entitled to assume the defense of such action, suit or proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same action, suit or proceeding, provided that (1) Indemnitee shall have the right to employ Indemnitee’s own counsel in such action, suit or proceeding at Indemnitee’s expense and (2) if (i) the employment of counsel by Indemnitee has been previously authorized in writing by the Corporation, (ii) counsel to the Corporation or Indemnitee shall have reasonably concluded that there may be a conflict of interest or position, or reasonably believes that a conflict is likely to arise, on any significant issue between the Corporation and Indemnitee in the conduct of any such defense or (iii) the Corporation shall not, in fact, have employed counsel to assume the defense of such action, suit or proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Corporation, except as otherwise expressly provided by this Agreement. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Corporation or Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

          (d) Notwithstanding any other provision of this Agreement to the contrary, to the extent that Indemnitee is, by reason of Indemnitee’s corporate status with respect to the Corporation or any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee is or was serving or has agreed to serve at the request of the Corporation, a witness or otherwise participates in any action, suit or proceeding at a time when Indemnitee is not a party in the action, suit or proceeding, the Corporation shall indemnify Indemnitee against all expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.
     Section 5 Procedure for Indemnification.
          (a) To obtain indemnification, Indemnitee shall promptly submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.
          (b) The Corporation’s determination whether to grant Indemnitee’s indemnification request shall be made promptly, and in any event within 30 calendar days following receipt of a request for indemnification pursuant to Section 5(a). The right to indemnification as granted by Section 1 of this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or fails to respond within such 30-calendar day period. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 4 hereof where the required undertaking, if any, has been received by the Corporation) that Indemnitee has not met the standard of conduct set forth in Section 1 hereof, but the burden of proving such defense by clear and convincing evidence shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or one of its committees, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in Section 1 hereof, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or one of its committees, its independent legal counsel, and its stockholders) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has or has not met the applicable standard of conduct. The Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing Indemnitee’s right to indemnification, in whole or in part, in any such proceeding or otherwise shall also be indemnified by the Corporation.
          (c) To the fullest extent permitted by law, the Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a request for indemnification pursuant to this Section 5, and to the fullest extent permitted by law, the Corporation shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption. To the fullest extent permitted by law, such presumption shall be used as a basis for a determination of entitlement to indemnification unless the Corporation overcomes such presumption by clear and convincing evidence. It is the intent of the Corporation that the Indemnitee not be required to incur legal fees or other expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise, because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder.
          (d) If the person, persons or entity empowered or selected under this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within the 30 calendar days set forth above in Section 5(b), the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 30-calendar day period may be extended for a reasonable time, not to exceed an additional 20 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 5(d) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 3 of this Agreement and if (A) within 15 days after receipt by the Corporation of the request for such determination the Board of Directors has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat.
          (e) The Corporation shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement.
     Section 6 Insurance and Subrogation.
          (a) The Corporation may purchase and maintain insurance on behalf of Indemnitee who is or was or has agreed to serve at the request of the Corporation as a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf in any such capacity, or arising out of Indemnitee’s status as such, whether or not the Corporation would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement. If the Corporation has such insurance in effect at the time the Corporation receives from Indemnitee any notice of the commencement of a proceeding, the Corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the policy. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.
          (b) In the event of any payment by the Corporation under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Corporation shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.
          (c) The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) if and to the extent that Indemnitee has otherwise actually received such payment under this Agreement or any insurance policy, contract, agreement or otherwise.

     Section 7 Change of Control. The Corporation agrees that if there is a Change in Control of the Corporation (other than a Change in Control which has been approved by a majority of the Corporation’s Board of Directors who were directors immediately prior to such Change in Control), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and advance of expenses under this Agreement, the Corporation shall seek legal advice only from independent legal counsel selected by Indemnitee and approved by the Corporation (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Corporation or the Indemnitee (other than in connection with such matters) within the last five (5) years. Such independent legal counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. Such counsel, among other things, shall render its written opinion to the Corporation and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Corporation agrees to pay the reasonable fees of the special, independent legal counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of special, independent legal counsel pursuant hereto, except with respect to intentional acts and gross negligence of such special independent legal counsel, and professional malpractice claims related thereto.
     Section 8 Certain Definitions. For purposes of this Agreement, the following definitions shall apply:
                    (a) The term “action, suit or proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative.
                    (b) A “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Corporation representing 20% or more of the total voting power represented by the Corporation’s then outstanding Voting Securities, or (ii) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of the Corporation and any new director whose election by the Board of Directors or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation (in one transaction or a series of transactions) of all or substantially all of the Corporation’s assets.

          (c) The term “by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Corporation, or while serving as a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise” shall be broadly construed and shall include, without limitation, any actual or alleged act or omission to act.
          (d) The term “expenses” shall be broadly and reasonably construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in an action, suit or proceeding. Expenses shall also include (i) expenses incurred in connection with any appeal resulting from any action, suit or proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) reasonable compensation for time spent by Indemnitee for which Indemnitee is not otherwise compensated by the Corporation or any third party, provided that the rate of compensation and estimated time involved is approved by the Board of Directors, which approval shall not be unreasonably withheld, and expenses actually and reasonably incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, Section 145 of the DGCL or otherwise, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.
          (e) The term “judgments, fines and amounts paid in settlement” shall be broadly construed and shall include, without limitation, all direct and indirect payments of any type or nature whatsoever (including, without limitation, all penalties and amounts required to be forfeited or reimbursed to the Corporation), as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan.
          (f) The term “Corporation” shall include, without limitation and in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
          (g) The term “other enterprises” shall include, without limitation, employee benefit plans.
          (h) The term “serving at the request of the Corporation” shall include, without limitation, any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.
          (i) A person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement. Indemnitee shall further be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Corporation, including financial statements, or on information supplied to Indemnitee by the officers of the Corporation in the course of their duties, or on the advice of legal counsel for the Corporation or on information or records given or reports made to the Corporation by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation.
          (j) The term “Voting Securities” shall mean any securities of the Corporation which vote generally in the election of directors.
          (k) The term “Subsidiary” means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with the Corporation for financial reporting purposes.
     Section 9 Limitation on Indemnification. Notwithstanding any other provision herein to the contrary, the Corporation shall not be obligated pursuant to this Agreement:
          (a) Claims Initiated By Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 of the DGCL, but such indemnification or advancement of expenses may be provided by the Corporation in specific cases if the Board of Directors has approved the initiation or bringing of such suit.
          (b) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous.
          (c) Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent such expenses or liabilities have been paid directly to Indemnitee by an insurance carrier under a policy of officers’ and directors’ liability insurance maintained by the Corporation.
          (d) Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.
     Section 10 Savings Clause. If any provision or provisions of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the full extent permitted by applicable law.
     Section 11 Notice. Any notice, request or other communication required or permitted to be given to the parties under this Agreement shall be in writing and either delivered in person or sent by telex, telegram, overnight mail or courier service, or certified or registered mail, return receipt requested, postage prepaid, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice):
If to the Corporation:
S1 Corporation
3500 Lenox Road, NE
Atlanta, GA 30326
Attn:
If to Indemnitee:
     Section 12 Subsequent Legislation. If the DGCL is amended after adoption of this Agreement to expand further the indemnification permitted to directors or officers, then the Corporation shall indemnify Indemnitee to the fullest extent permitted by the DGCL, as so amended.
     Section 13 Nonexclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, the Corporation’s Certificate of Incorporation, in any court in which a proceeding is brought, the vote of the Corporation’s stockholders or disinterested directors, other agreements or otherwise, and Indemnitee’s rights hereunder shall continue after Indemnitee has ceased acting as an agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of Indemnitee. However, no amendment or alteration of the Corporation’s Certificate of Incorporation or By-Laws or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.
     Section 14 Enforcement. The Corporation shall be precluded from asserting in any judicial proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Corporation agrees that its execution of this Agreement shall constitute a stipulation by which it shall be irrevocably bound in any court of competent jurisdiction in which a proceeding by Indemnitee for enforcement of his rights hereunder shall have been commenced, continued or appealed, that its obligations set forth in this Agreement are unique and special, and that failure of the Corporation to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy Indemnitee may have at law or in equity with respect to breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Corporation of its obligations under this Agreement.
     Section 15 Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law.
     Section 16 Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. All prior negotiations, agreements and understandings between parties with respect thereto are superseded hereby. This Agreement may not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

     Section 17 Successor and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns.
     Section 18 Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) 10 years after the date that Indemnitee shall have ceased to serve as a director or officer of the Corporation or any Subsidiary or (b) 1 year after the final termination of any action, suit or proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder and of any proceeding commenced by Indemnitee pursuant to this Agreement relating thereto.
     Section 19 Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware. If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Delaware govern indemnification by the Corporation of its officers and directors, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.
     Section 20 Employment Rights. Nothing in this Agreement is intended to create in Indemnitee any right to employment or continued employment.
     Section 21 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.
     Section 22 Headings. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
[Signatures on Next Page]

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

S1 CORPORATION

By
Name: Title:

INDEMNITEE:

By

Name: Title: